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                                                                     Exhibit 5.1

                        [JENKENS & GILCHRIST LETTERHEAD]

                                February 14, 2003

Board of Directors
Interchange Financial Services Corporation
Park 80 West/Plaza II
Saddle Brook, New Jersey 07663

     Re: Interchange Financial Services Corporation - Registration Statement on Form S-4 (Registration No. 333-__________)

Ladies and Gentlemen,

         We have acted as special counsel to Interchange Financial Services Corporation, a New Jersey corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4, dated February 14, 2003 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering of 2,949,719 shares of common stock, no par value per share ("Common Stock"), of the Company in connection with the Company's acquisition of Bridge View Bancorp, a New Jersey corporation, through the merger of Bridge View Bancorp with and into the Company (the "Merger") as described in the Registration Statement.

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed issuance of Common Stock pursuant to the Merger. For the purpose of rendering the opinion set forth herein, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Certificate of Incorporation and the Bylaws of the Company, as presently in effect; (2) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock pursuant to the Merger, and related matters; (3) the Registration Statement and exhibits thereto; and
(4) such other documents, instruments and records as we have deemed necessary for the expression of the opinions herein contained.

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                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

Interchange Financial Services Corporation
February 14, 2003
Page 2


         In making the foregoing examinations, we have assumed, without independent investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued in the Merger by the Company have been duly authorized and, when issued and delivered in the manner and on the terms and conditions described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

         Our opinion expressed herein is limited to the New Jersey Business Corporation Act, and no opinion may be implied or inferred beyond the matters expressly stated herein. We undertake no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference our firm in the Joint Proxy Statement/Prospectus included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       JENKENS & GILCHRIST,
                                       a Professional Corporation


                                       By:  /s/ Richard S. Garabedian
                                            ------------------------------
                                                Richard S. Garabedian
                                                Authorized Signatory